                                CREDIT AGREEMENT

                         dated as of September 25, 1996

                                      among

                        GIBRALTAR PACKAGING GROUP, INC.,

                         VARIOUS FINANCIAL INSTITUTIONS

                                       and

                         HARRIS TRUST AND SAVINGS BANK,
                            individually and as Agent

                                TABLE OF CONTENTS










                                                                                                               Page

SECTION 1  DEFINITIONS..........................................................................................  1

           1.1          Definitions.............................................................................  2
           1.2          Other Definitional Provisions........................................................... 15

SECTION 2  COMMITMENTS OF THE BANKS; TYPES OF LOANS; LETTERS
           OF CREDIT; BORROWING AND CONVERSION PROCEDURES....................................................... 15
           2.1  Commitments..................................................................................... 15
           2.2  Various Types of Loans.......................................................................... 16
           2.3  Borrowing Procedures............................................................................ 16
           2.4  Procedures for Conversion of Type of Loan....................................................... 17
           2.5  Letter of Credit Procedures..................................................................... 17
           2.6  Participations in Letters of Credit............................................................. 17
           2.7  Reimbursement Obligations....................................................................... 18
           2.8  Limitation on Harris's Obligations.............................................................. 18
           2.9  Funding by Banks to Harris...................................................................... 18
           2.10  Warranty....................................................................................... 19
           2.11  Conditions..................................................................................... 19
           2.12  Commitments Several............................................................................ 20

SECTION 3  NOTES EVIDENCING LOANS............................................................................... 20
           3.1  Notes........................................................................................... 20
           3.2  Recordkeeping................................................................................... 20

SECTION 4  INTEREST............................................................................................. 21
           4.1  Interest Rates.................................................................................. 21
           4.2  Interest Payment Dates.......................................................................... 21
           4.3  Interest Periods................................................................................ 21
           4.4  Setting and Notice of Eurodollar Rates.......................................................... 22
           4.5  Computation of Interest......................................................................... 22

SECTION 5  FEES................................................................................................. 23
           5.1  Non-Use Fee..................................................................................... 23
           5.2  Letter of Credit Fees........................................................................... 23
           5.3  Agent's Fees.................................................................................... 23

SECTION 6  REDUCTION OR TERMINATION OF THE COMMITMENTS; PREPAYMENTS............................................. 24
           6.1  Reduction or Termination of the Commitments..................................................... 24
                        6.1.1  Termination of Term Commitments.................................................. 24
                        6.1.2  Voluntary Reduction or Termination of Commitments................................ 24
                        6.1.3  Reductions Pro Rata.............................................................. 24
           6.2  Prepayments..................................................................................... 24
                        6.2.1  Mandatory Prepayments............................................................ 24
                        6.2.2  Voluntary Prepayments............................................................ 25







SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES...................................................... 25
           7.1  Making of Payments.............................................................................. 25
           7.2  Application of Certain Payments................................................................. 25
           7.3  Due Date Extension.............................................................................. 26
           7.4  Setoff.......................................................................................... 26
           7.5  Proration of Payments........................................................................... 26

SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS............................................. 27
           8.1  Increased Costs................................................................................. 27
           8.2  Basis for Determining Interest Rate Inadequate or Unfair........................................ 28
           8.3  Changes in Law Rendering Eurodollar Loans Unlawful.............................................. 29
           8.4  Funding Losses.................................................................................. 29
           8.5  Right of Banks to Fund through Other Offices.................................................... 30
           8.6  Discretion of Banks as to Manner of Funding..................................................... 30
           8.7  Conclusiveness of Statements; Survival of Provisions............................................ 30

SECTION 9  WARRANTIES........................................................................................... 30
           9.1  Organization, etc............................................................................... 30
           9.2  Authorization; No Conflict...................................................................... 31
           9.3  Validity and Binding Nature..................................................................... 31
           9.4  Financial Information........................................................................... 31
           9.5  No Material Adverse Change...................................................................... 32
           9.6  Litigation and Contingent Liabilities........................................................... 32
           9.7  Ownership of Properties; Liens.................................................................. 32
           9.8  Subsidiaries.................................................................................... 32
           9.9  Pension and Welfare Plans....................................................................... 32
           9.10 Investment Company Act.......................................................................... 33
           9.11 Public Utility Holding Company Act.............................................................. 33
           9.12 Regulation U.................................................................................... 33
           9.13 Taxes........................................................................................... 33
           9.14 Solvency, etc................................................................................... 33
           9.15 Environmental Warranties........................................................................ 33
           9.16 Information..................................................................................... 34

SECTION 10  COVENANTS........................................................................................... 32
           10.1  Reports, Certificates and Other Information.................................................... 32
                        10.1.1  Audit Report.................................................................... 32
                        10.1.2  Quarterly Reports............................................................... 33
                        10.1.3  Monthly Reports................................................................. 33
                        10.1.4  Borrowing Base Certificate...................................................... 34
                        10.1.5  Compliance Certificates......................................................... 34
                        10.1.6  Reports to SEC and to Shareholders.............................................. 34
                        10.1.7  Notice of Default, Litigation and





                                      -ii-




                                ERISA Matters................................................................... 37
                        10.1.8  Subsidiaries.................................................................... 37
                        10.1.9  Management Reports.............................................................. 37
                        10.1.10  Other Information.............................................................. 38
           10.2  Books, Records and Inspections................................................................. 38
           10.3  Insurance...................................................................................... 38
           10.4  Compliance with Laws; Payment of Taxes and Liabilities......................................... 38
           10.5  Maintenance of Existence, etc.................................................................. 39
           10.6  Financial Covenants............................................................................ 39
                        10.6.1  Minimum Net Worth............................................................... 39
                        10.6.2  Minimum Interest Coverage....................................................... 39
                        10.6.3  Debt Ratio...................................................................... 39
           10.7  Liens.......................................................................................... 39
           10.8  Limitations on Debt............................................................................ 40
           10.9  Guaranties..................................................................................... 40
           10.10  Mergers and Consolidations; Acquisitions...................................................... 41
           10.11  Asset Dispositions............................................................................ 41
           10.12  Capital Expenditures.......................................................................... 41
           10.13  Restricted Payments........................................................................... 42
           10.14  Modification of Organizational Documents...................................................... 42
           10.15  Use of Proceeds............................................................................... 42
           10.16  Further Assurances............................................................................ 42
           10.17  Transactions with Affiliates.................................................................. 43
           10.18  Employee Benefit Plans........................................................................ 43
           10.19  Lease Rentals................................................................................. 43
           10.20  Environmental Covenants....................................................................... 43
                        10.20.1  Environmental Response Obligation.............................................. 43
                        10.20.2  Environmental Liabilities...................................................... 44
           10.21  Unconditional Purchase Obligations............................................................ 44
           10.22  Maintenance of Properties..................................................................... 44
           10.23  Investments................................................................................... 44
           10.24  Interest Rate Protection...................................................................... 45
           10.25  Hedging Agreements............................................................................ 45
           10.26  Other Agreements.............................................................................. 45

SECTION 11  CONDITIONS TO EFFECTIVENESS; CONDITIONS OF
                                   LENDING...................................................................... 45
           11.1  Effective Date................................................................................. 45
                        11.1.1  Notes........................................................................... 45
                        11.1.2  Resolutions..................................................................... 46
                        11.1.3  Consents, etc................................................................... 46
                        11.1.4  Incumbency and Signature Certificates........................................... 46
                        11.1.5  Guaranty........................................................................ 46
                        11.1.6  Security Agreement.............................................................. 46
                        11.1.7  Pledge Agreements............................................................... 46
                        11.1.8  Mortgages....................................................................... 47
                        11.1.9  Evidence of the Payment of Debt to be






                                     -iii-






                                 Repaid; Releases............................................................... 47
                        11.1.10  Insurance Certificate.......................................................... 47
                        11.1.11  Opinions of Counsel for the Company and the Guarantors......................... 47
                        11.1.12  Other.......................................................................... 47
           11.2  All Loans and Letters of Credit................................................................ 47
                        11.2.1  No Default, etc................................................................. 47
                        11.2.2  Confirmatory Certificate........................................................ 48

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.................................................................. 48
           12.1  Events of Default.............................................................................. 48
                        12.1.1  Non-Payment of the Loans, etc................................................... 48
                        12.1.2  Non-Payment of Other Debt....................................................... 48
                        12.1.3  Other Material Obligations...................................................... 48
                        12.1.4  Bankruptcy, Insolvency, etc..................................................... 49
                        12.1.5  Non-Compliance with Provisions of This Agreement................................ 49
                        12.1.6  Warranties...................................................................... 49
                        12.1.7  Pension Plans................................................................... 50
                        12.1.8  Judgments....................................................................... 50
                        12.1.9  Invalidity of Guaranty, etc..................................................... 50
                        12.1.10  Invalidity of Collateral Documents, etc........................................ 50
                        12.1.11  Change of Control.............................................................. 50
           12.2  Effect of Event of Default..................................................................... 50

SECTION 13  THE AGENT........................................................................................... 51
           13.1  Authorization.................................................................................. 51
           13.2  Indemnification................................................................................ 51
           13.3  Exculpation.................................................................................... 52
           13.4  Credit Investigation........................................................................... 52
           13.5  Agent and Affiliates........................................................................... 52
           13.6  Action on Instructions of the Required Banks................................................... 53
           13.7  Funding Reliance............................................................................... 53
           13.8  Resignation.................................................................................... 54

SECTION 14  GENERAL............................................................................................. 54
           14.1  Waiver; Amendments............................................................................. 54
           14.2  Confirmations.................................................................................. 55
           14.3  Notices........................................................................................ 55
           14.4  Computations................................................................................... 55
           14.5  Regulation U................................................................................... 55
           14.6  Costs, Expenses and Taxes...................................................................... 55
           14.7  Subsidiary References.......................................................................... 56
           14.8  Captions....................................................................................... 56
           14.9  Assignments; Participations.................................................................... 56
                        14.9.1  Assignments..................................................................... 56
                        14.9.2  Participations.................................................................. 58




                                      -iv-





           14.10  Governing Law................................................................................. 59
           14.11  Counterparts.................................................................................. 59
           14.12  Successors and Assigns........................................................................ 59
           14.13  Indemnification by the Company................................................................ 60
           14.14  Forum Selection and Consent to Jurisdiction................................................... 60
           14.15  Waiver of Jury Trial.......................................................................... 61
           14.16  References to Banks and Agents................................................................ 61


      SCHEDULE I                 Commitments and Percentages
         EXHIBIT A-1                Form of Revolving Note (Section 3.1(a))
         EXHIBIT A-2                Form of Term Note (Section 3.1(b))
         EXHIBIT B                  Litigation and Contingent Liabilities
                                      (Section 9.6)
         EXHIBIT C                  Subsidiaries (Section 9.8)
         EXHIBIT D                  Welfare Plans (Section 9.9)
         EXHIBIT E                  Environmental Compliance (Section 9.15)
         EXHIBIT F                  Form of Compliance Certificate
                                      (Section 10.1.5)
         EXHIBIT G                  Liens (Section 10.7)
         EXHIBIT H                  Debt (Section 10.8)
         EXHIBIT I-1                Form of Opinion
                                      (Section 11.1.11(a))
         EXHIBIT I-2                Form of Opinion
                                      (Section 11.1.11(b))
         EXHIBIT I-3                Form of Opinion
                                      (Section 11.1.11(c))
         EXHIBIT I-4                Form of Opinion
                                      (Section 11.1.11(d))
         EXHIBIT I-5                Form of Opinion

         EXHIBIT J                  Form of Assignment Agreement
                                      (Section 14.9)
         EXHIBIT K                  Form of Guaranty
                                      (Section 11.1.5)
         EXHIBIT L                  Form of Borrowing Base Certificate
                                      (Section 10.1.4)
         EXHIBIT M                  Form of Security Agreement
                                      (Section 11.1.6)
         EXHIBIT N-1                Form of Company Pledge Agreement
                                      (Section 11.1.7(a))

         EXHIBIT N-2                Form of Subsidiary Pledge Agreement
                                      (Section 11.1.7(b))

         EXHIBIT O                  List of Mortgaged Property
                                      (Section 11.1.8)

         EXHIBIT P                  Investments (Section 10.23)

         EXHIBIT Q                  Material Changes (Section 9.5)

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT dated as of September 25, 1996 (as amended or otherwise modified from time to time, this "Agreement") is entered into among GIBRALTAR PACKAGING GROUP, INC., a Delaware corporation (the "Company"), the undersigned financial institutions (together with their respective successors and assigns, collectively the "Banks" and individually each a "Bank") and HARRIS TRUST AND SAVINGS BANK (in its individual capacity, "Harris"), as agent for the Banks.



         In consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1  DEFINITIONS.

         1.1 Definitions. When used herein the following terms shall have the following meaning (such definitions to be applicable to both the singular and plural forms of such terms):

         Account Debtor means the party who is obligated on or under any Receivable.

         Affected Loan - see Section 8.3.

         Affiliate of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of the definition of Affiliate, "control" means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise; it being understood that Rostra Technologies, Inc. and its Subsidiaries shall not be deemed to be Affiliates of the Company for purposes of this Agreement.

         Agent means Harris in its capacity as agent for the Banks hereunder and any successor thereto in such capacity.

         Agreement - see the Preamble.

         Alternate Reference Rate means at any time the greater of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate per annum then most recently announced by Harris as its prime rate at Chicago, Illinois.

         Assignee - see Section 14.9.1.

         Assignment Agreement - see Section 14.9.1.

         Bank - see the Preamble.

         Borrowing Base means an amount equal to the sum of (i) 85% of the amount of all Eligible Receivables plus (ii) 60% of the amount, based on the lower of cost or market value, of all Eligible Inventory consisting of raw materials plus (iii) 50% of the amount, based on the lower of cost or market value, of all Eligible Inventory consisting of finished goods.

         Business Day means any day on which Harris is open for commercial banking business in Chicago and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the interbank eurodollar market.

         Capital Expenditures means all expenditures which, in accordance with generally accepted accounting principles, would be required to be capitalized and shown on the consolidated balance sheet of the Company including without limitation all obligations in respect of Capitalized Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

         Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of such Person.

         Cash Equivalent Investment means, at any time:

         (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government;

         (b) commercial paper, maturing not more than one year from the date of issue, which is issued by

                           (i) a corporation (except an Affiliate of the

                  Company) organized under the laws of any State of the United States of America or of the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., at the time of investment, or

                           (ii)  any Bank (or its holding company);

                  (c) any certificate of deposit or bankers' acceptance or eurodollar time deposit, maturing not more than one year after the date of issue, which is issued by either

                           (i) a financial institution that is a member of the
                  Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000, or

                           (ii)  any Bank;

         (d) any repurchase agreement with a term of one year or less which

                           (i)  is entered into with

                                           (A)  any Bank, or

                                           (B)  any other  commercial   banking
                                     institution of the stature referred to in clause (c)(i),

                           (ii) is secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through
                  (c), and

                           (iii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder;

                  (e) investments in money market funds that invest solely in Cash Equivalent Investments described in clauses (a) through (d); or

                  (f)  any deposit account with any Bank.

         Change of Control means (a) the William Blair Leveraged Capital Fund, Walter E. Rose and John D. Strautnieks, collectively, shall at any time be the legal and equitable owner of less than (i) prior to June 30, 1998, 22.5% in the aggregate of the outstanding shares of common stock of the Company and (ii) on or after June 30, 1998, 12.5% in the aggregate of the outstanding shares of common stock of the Company; or (b) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended, but excluding the William Blair Leveraged Capital Fund, Walter E. Rose and John
D. Strautnieks) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more of the outstanding shares of common stock of the Company than is owned by the William Blair Leveraged Capital Fund, Walter E. Rose and John D. Strautnieks, collectively; or (c) during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company.

         Collateral Documents means the Company Pledge Agreement, the Subsidiary Pledge Agreement, the Security Agreement and any Mortgage.

         Commitment means, as to any Bank, such Bank's Revolving Commitment or Term Commitment.

         Commitment Termination Date means September 25, 2001 or such earlier date on which the Commitments shall terminate pursuant to Section 6 or 12.

         Company - see the Preamble.

         Company Pledge Agreement - see Section 11.1.7(a).

         Computation Period means any period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

         Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period; provided that there shall be excluded therefrom the income of all Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by any Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

         Contingent Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability guaranteed thereby.

         Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including, without limitation, the Letters of Credit), and (f) all Contingent Liabilities of such Person.

         Debt Ratio means the ratio of Total Debt as of the last day of any Fiscal Quarter to EBITDA for the Computation Period ending on such day.

         Debt to be Repaid means all Debt listed on Exhibit H under the heading "Debt to be Repaid."

         Dollar and the sign "$" mean lawful money of the United States of America.

         EBIT means, for any Computation Period, Consolidated Net Income for such Computation Period plus, to the extent deducted in determining Consolidated Net Income for such Computation Period, Interest Expense and income taxes for such Computation Period (excluding, for any applicable Computation Period, the unusual charges taken by the Company prior to the Effective Date in amounts not exceeding $20,000 for the first Fiscal Quarter of Fiscal Year 1996, $290,000 for the second Fiscal Quarter of Fiscal Year 1996, $949,000 for the third Fiscal Quarter of Fiscal Year 1996, $190,000 for the fourth Fiscal Quarter of Fiscal Year 1996, and $226,000 for the first Fiscal Quarter of Fiscal Year 1997, in each case as previously described in writing to the Agent and the Banks).

         EBITDA means, for any Computation Period, EBIT for such Computation Period plus, to the extent deducted in determining Consolidated Net Income for such Computation Period, depreciation and amortization for such Computation Period.

         Effective Date - see Section 11.1.

         Eligible Inventory means all Inventory of the Company or any Subsidiary which meets each of the following requirements: (a) it is in marketable condition; (b) it is owned solely by the Company or such Subsidiary and is not subject to any Lien whatsoever other than pursuant to the Security Agreement;
(c) it is new and unused; (d) it is Inventory constituting finished goods or raw materials; (e) it is located at real property which is owned by the Company or such Subsidiary or, if located on leased premises, is located at real property with respect to which the landlord of such real property has delivered to the Agent a landlord's consent in form and substance satisfactory to the Agent; and
(f) it is not Inventory which the Agent, acting in its discretion reasonably exercised, shall have notified the Company in writing is not deemed to constitute Eligible Inventory. Any Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

         Eligible Receivable means a Receivable of the Company or any Subsidiary which meets each of the following requirements: (a) if it arises from the sale or lease of goods, such goods have been shipped or delivered to the Account Debtor under such Receivable; (b) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor; (c) it is not subject to any Lien whatsoever other than the security interest under the Security
Agreement; (d) it is evidenced by an invoice (dated not later than the date of shipment or performance and having payment terms acceptable to the Agent) rendered to such Account Debtor, and is not evidenced by any instrument or chattel paper; (e) it is not owing by any Account Debtor whose obligations the Agent or any Bank, acting in its discretion reasonably exercised, shall have notified the Company in writing are not deemed to constitute Eligible Receivables; (f) it is not owing by an Account Debtor who, as of the computation date of the Borrowing Base most recently received by the Banks, shall have failed to pay within 90 days of their due date more than 25% of the aggregate dollar amount of the invoices of the Company or such Subsidiary evidencing any Receivable billed to such Account Debtor; (g) it is not owing by an Account Debtor who is an Affiliate of the Company; (h) it is not owing by an Account Debtor who is not a permanent resident of or incorporated in any state of the United States or the Province of Ontario, Canada; and (i) it has not been outstanding for more than 90 days from the date of the invoice which evidences such Receivable. A Receivable which is at any time an Eligible Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Receivable.

         Environmental Laws means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

         Eurodollar Loan means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

         Eurodollar Office means with respect to any Bank the office or offices of such Bank which shall be making or maintaining the Eurodollar Loans of such Bank hereunder or such other office or offices through which such Bank determines its Eurodollar Rate. A Eurodollar Office of any Bank may be, at the option of such Bank, either a domestic or foreign office.

         Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of Harris two Business Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about 10:00 A.M., Chicago time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of Harris for such Interest Period.

         Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                    Eurodollar Rate     =      Eurodollar Rate
                  (Reserve Adjusted)           1-Eurocurrency
                                               Reserve Percentage

         Event of Default means any of the events described in Section 12.1.

         Excess Cash means, for any Fiscal Quarter or Fiscal Year, as the case may be, an amount equal to Consolidated Net Income for such period plus consolidated depreciation, amortization and other non-cash charges of the Company and its Subsidiaries for such period minus an amount equal to the increase in Working Capital (plus any decrease in Working Capital) of the Company and its Subsidiaries for such period minus scheduled payments of Debt during such period minus the amount of Capital Expenditures made by the Company during such period to the extent such Capital Expenditures were not made with the proceeds of Debt.

         Federal Funds Rate means, for any day, the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal
Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If such rate is not published in the Composite 3:30 p.m. Quotations for any Business Day, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York City time, on such day by each of three leading brokers of Federal funds transactions in New York City, selected by the Agent. The rate for any day which is not a Business Day shall be the rate for the immediately preceding Business Day.

         Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on the Saturday nearest to June 30 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1996") refer to the Fiscal Year ending on the Saturday nearest to June 30 of such calendar year.


         Fiscal Quarter means a fiscal quarter of a Fiscal Year.


         Floating Rate Loan means any Loan which bears interest at or by reference to the Alternate Reference Rate.

         Group - see Section 2.2.

         Guarantor means (a) as of the Effective Date, RidgePak Corporation, Standard Packaging and Printing Co., Niemand Holdings, Inc., Niemand Industries, Inc. and GB Labels, Inc. and (b) thereafter, the entities referred to in clause
(a) and each other Person which from time to time executes and delivers a counterpart of the Guaranty.

         Guaranty - see Section 11.1.5.

         Harris - see the Preamble.

         Hazardous Material means any hazardous, toxic or dangerous substance or material defined as such in (or for purposes of) any Environmental Law.

         Hedging Agreement means any interest rate, currency and commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         Interest Coverage Ratio means the ratio of (a) EBIT for any

Computation Period to (b) Interest Expense for such Computation Period.

         Interest Expense means for any period the consolidated interest expense (including, without limitation, all imputed interest on Capital Leases) of the Company and its Subsidiaries for such period; it being understood that for purposes of calculating the Interest Coverage Ratio, Interest Expense shall be deemed to be $726,000 for the Fiscal Quarter ending December 31, 1995, $692,000 for the Fiscal Quarter ending March 31, 1996, $656,000 for the Fiscal Quarter ending June 30, 1996, and $653,000 for the Fiscal Quarter ending September 30, 1996 .

         Interest Period - see Section 4.3.

         Inventory means, at any time with respect to any Person, any goods held for sale or lease, or furnished or to be furnished by such Person under any contract of service, or held by such Person as raw materials, work in process or materials used or consumed in a business.

         Investment of any Person means any investment in any other Person, whether by acquisition of shares of stock or similar interest, Debt or other obligation or security, deposit, or by loan, advance or capital contribution, or otherwise.

         Letter of Credit - see Section 2.1.

         Letter of Credit Application means a letter of credit application in the form then used by Harris for the type of letter of credit requested (with appropriate adjustments to indicate that any letter of credit issued thereunder is to be issued pursuant to, and subject to the terms and conditions of, this Agreement).

         Lien means, when used with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         Loans means Revolving Loans and Term Loans.

         Loan Documents means this Agreement, the Notes, the Guaranty, the Letter of Credit Applications and the Collateral Documents.

         Margin means the rate per annum set forth in the table below for the non-use fee, or the applicable type of Loan opposite the applicable Debt
Ratio:


--------------------------------------------------------------------------------------------------==================
                     Margin                                Margin for
                     for Floating                          Floating Rate       Margin for
                     Rate Term         Margin for          Revolving           Eurodollar         Margin for
                     Loans             Eurodollar Term     Loans               Revolving          Non-Use Fee
Debt Ratio                             Loans                                   Loans
--------------------------------------------------------------------------------------------------==================
Greater than 3.25    0.50%             2.50%               0.25%               2.25%              0.50%
to 1
--------------------------------------------------------------------------------------------------==================
Equal to or less     0.25%             2.25%               0.00%               2.00%              0.375%
than 3.25 to 1 but
greater than 2.75
to 1
--------------------------------------------------------------------------------------------------==================
Equal to or less     0.00%             2.00%               0.00%               1.75%              0.375%
than 2.75 to 1 but
greater than 2.25
to 1
====================================================================================================================
Equal to or less     0.00%             1.75%               0.00%               1.50%              0.25%
than 2.25 to 1
====================================================================================================================



The Margin shall be adjusted, to the extent applicable, 30 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 60 days) after the end of each Fiscal Quarter based on the Debt Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, by the 30th day (or, if applicable, the 60th or 90th day, as the case may be) after any Fiscal Quarter, the Margin shall be 0.25% for Floating Rate Revolving Loans, 2.25% for Eurodollar Revolving Loans, 0.50% for Floating Rate Term Loans, 2.50% for Eurodollar Term Loans and 0.50% for the non-use fee, respectively, until such financial statements are delivered; it being further understood that if the financial statements delivered pursuant to Section 10.1.1(a) result in a different Margin than that determined pursuant to the financial statements delivered pursuant to Section 10.1.1(b), then the Company shall pay such higher Margin retroactively from the 60th day after such Fiscal Quarter. The initial Margin shall be deemed to be 0.50% for Floating Rate Term Loans, 2.50% for Eurodollar Term Loans, 0.25% for Floating Rate Revolving Loans, 2.25% for Eurodollar Revolving Loans and 0.50% for the non-use fee.

         Margin Stock means any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

         Material Adverse Effect means a material adverse effect on (a) the financial condition, operations, business, assets or prospects of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company to timely and fully perform any of its payment or other material obligations under this Agreement or any other Loan Document to which it is a party.

         Mortgage means a mortgage, deed of trust or similar document granting to the Agent a Lien on real property of the Company or any Guarantor.

         Net Worth means the Company's consolidated stockholders' equity.

         Notes means Revolving Notes and Term Notes.

         Participant - see Section 14.9.

         PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         Pension Plan means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414 of the Internal Revenue Code of 1986, as amended, or section 4001 of ERISA, may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         Percentage means a Revolving Loan Percentage, a Term Loan Percentage or a Total Percentage, as the context may require.

         Person means any natural person, corporation, partnership, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

         Receivable means, with respect to any Person, any right of such Person to payment for goods sold or leased or services rendered.

         Required Banks means (i) so long as three or more Banks are party to this Agreement, Banks having an aggregate Total Percentage of 66-2/3% or more and (ii) at any other time, Banks having an aggregate Total Percentage of 85% or more.

         Revolving Commitment means, as to any Bank, such Bank's commitment to make Revolving Loans, and to issue or participate in Letters of Credit, pursuant to this Agreement. The amount of each Bank's initial Revolving Commitment is set forth on Schedule I. The initial amount of the aggregate Revolving Commitments of all Banks is $10,000,000.

         Revolving Loans - see Section 2.1.

         Revolving Loan Percentage means, as to any Bank, the percentage which
(a) the aggregate amount of such Bank's Revolving Commitment (or after termination of the Revolving Commitments, the outstanding principal amount of such Bank's Revolving Loans) is of (b) the aggregate amount of the Revolving Commitments of all Banks (or, after termination of the Revolving Commitments, the outstanding principal amount of all Revolving Loans).

         Revolving Note - see Section 3.1(a).

         SEC means the Securities and Exchange Commission.

         Security Agreement - see Section 11.1.6.

         Stated Amount means with respect to any Letter of Credit at any date of determination, the maximum aggregate amount available thereunder at any time during the then ensuing term of such Letter of Credit under any and all circumstances, plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

         Subsidiary means, with respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

         Subsidiary Pledge Agreement - see Section 11.1.7(b).

         Term Commitment means, as to any Bank, such Bank's commitment to make Term Loans pursuant to this Agreement. The amount of each Bank's Term Commitment is set forth on Schedule I. The amount of the aggregate Term Commitments of all Banks is $25,000,000.

         Term Loans - see Section 2.1.

         Term Loan Percentage means, as to any Bank, the percentage which (x) the Term Commitment of such Bank (or, after the making of the Term Loans, the principal amount of such Bank's Term Loan) is of (y) the aggregate amount of the Term Commitments of all Banks (or, after the making of the Term Loans, the aggregate principal amount of all Term Loans).

         Term Note - see Section 3.1(b).

         Total Debt means all Debt of the Company and its Subsidiaries determined on a consolidated basis.

         Total Percentage means as to any Bank the percentage which (a) the aggregate amount of such Bank's Revolving Commitment (or, after termination of the Revolving Commitments, the outstanding principal amount of such Bank's Revolving Loans) plus the outstanding principal amount of such Bank's Term Loan is of (b) the aggregate amount of the Revolving Commitments of all Banks (or, after termination of the Revolving Commitments, the outstanding principal amount of all Revolving Loans) plus the outstanding principal amount of all Term Loans. The initial Total Percentage for each Bank is set forth opposite such Bank's name on Schedule I.

         Type of Loan or Borrowing - see Section 2.2. The types of Loans or borrowings under this Agreement are as follows: Floating Rate Loans or borrowings and Eurodollar Loans or borrowings.

         Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

         Welfare Plan means a "welfare plan", as such term is defined in section 3(1) of ERISA.

         Working Capital means, at any date, the excess of (i) the consolidated current assets of the Company and its Subsidiaries as of such date over (ii) the consolidated current liabilities of the Company and its Subsidiaries as of such date (but excluding current maturities of indebtedness for borrowed money which indebtedness by its terms is due more than one year from such date).

         1.2 Other Definitional Provisions. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any of the Loan Documents or any certificate or other document made or delivered pursuant hereto shall be defined in accordance with generally accepted accounting principles consistently applied; provided that if the Company notifies the Agent that the Company wishes to amend any covenant (including any financial covenant) to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Agent and the Banks wishes to amend any covenant for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks. When used in this Agreement, the term "financial statements" shall include the notes and schedules thereto.

         SECTION 2 COMMITMENTS OF THE BANKS; TYPES OF LOANS; LETTERS OF CREDIT; BORROWING AND CONVERSION PROCEDURES.

2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Banks, severally and for itself alone, agrees as follows:

         (a) each Bank agrees to make loans on a revolving basis ("Revolving Loans") from time to time before the Commitment Termination Date in such Bank's Revolving Loan Percentage of such aggregate amounts as the Company may from time to time request from all Banks, provided that (i) the aggregate principal amount which any Bank shall be committed to have outstanding hereunder on loan to the Company shall not at any one time exceed such Bank's Revolving Commitment and
(ii) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans plus (y) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed the lesser of (A) the aggregate amount of the Revolving Commitments and (B) the amount of the Borrowing Base;

         (b) on the Effective Date each Bank agrees to make a term loan (a "Term Loan") in such Bank's Term Loan Percentage of such aggregate amounts as the Company may request on such date from all Banks, provided that the aggregate principal amount of all Term Loans which all Banks shall be committed to lend on the

Effective Date shall not exceed $25,000,000; and

         (c) Harris agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are satisfactory to Harris (collectively the "Letters of Credit" and individually each a "Letter of Credit"), at the request of and for the account of the Company from time to time before the Commitment Termination Date and, as more fully set forth in Section 2.6, each Bank agrees to purchase a participation in each such Letter of Credit, provided that (i) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $1,000,000 and (ii) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans plus (y) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed the lesser of (A) the aggregate amount of the Revolving Commitments and (B) the amount of the Borrowing Base.

         2.2 Various Types of Loans. Each Revolving Loan shall be, and each Term Loan may be divided into tranches which are, either a Floating Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.3 or 2.4. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Floating Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that (i) not more than five different Groups of Eurodollar Loans shall be outstanding at any one time and (ii) the aggregate principal amount of each Group of Eurodollar Loans shall at all times be at least $1,000,000 and an integral multiple of $100,000. All borrowings, conversions and repayments of Loans shall be effected so that each Bank will have a pro rata share (according to the applicable Percentage) of all types and Groups of Loans.

         2.3 Borrowing Procedures. The Company shall give written or telephonic notice to the Agent of each proposed borrowing not later than (a) in the case of a Floating Rate borrowing, 10:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 12:00 noon, Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Not later than 1:00 p.m., Chicago time, on the date of a proposed borrowing, each Bank shall provide the Agent at the principal office of the Agent in Chicago with immediately available funds in the amount of such Bank's Percentage of such borrowing and, subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to such borrowing, the Agent shall pay over the requested amount to the Company on the requested borrowing date. Each borrowing shall be on a Business Day and shall be in an aggregate amount of at least (i) $1,000,000 and an integral multiple of $100,000, in the case of Eurodollar Loans, and (ii) $100,000 and an integral multiple of $50,000, in the case of Floating Rate Loans. Unless the Company shall otherwise direct in writing, the proceeds of all borrowings shall be deposited to the Company's demand deposit account no. 2708915 maintained with Harris.

         2.4 Procedures for Conversion of Type of Loan. Subject to the provisions of Section 2.2, the Company may convert all or any part of any outstanding Loan into a Loan of a different type by giving written or telephonic notice to the Agent not later than (a) in the case of conversion into a Floating Rate Loan, 10:00 A.M., Chicago time, on the proposed date of such conversion, and (b) in the case of a conversion into a Eurodollar Loan, 12:00 noon, Chicago time, at least three Business Days prior to the proposed date of such conversion. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date and amount of such conversion, the Loan to be so converted, the type of Loan to be converted into and, in the case of a conversion into a Eurodollar Loan, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Subject to Sections 2.10 and 2.11, such Loan shall be so converted on the requested date of conversion. Each conversion shall be on a Business Day.

         2.5 Letter of Credit Procedures. The Company shall give notice to Harris of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser period as Harris may agree) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by a Letter of Credit Application, duly executed by the Company and in all material respects satisfactory to Harris, together with such other documentation as Harris may reasonably request in support thereof, it being understood that each Letter of Credit Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the then-scheduled Commitment Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. Subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit, Harris shall issue such Letter of Credit on the requested issuance date.

         2.6 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, Harris shall be deemed to have sold and transferred to each other Bank, and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from Harris, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Percentage, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be Harris's "participation" therein. Harris hereby agrees, upon issuance of any Letter of Credit, to deliver to each Bank a description of the type, stated amount and expiry date of such Letter of Credit, together with such other information related thereto as such other Bank may reasonably request.

         2.7 Reimbursement Obligations. The Company hereby unconditionally and irrevocably agrees to reimburse Harris for each payment or disbursement made by Harris under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or distribution shall bear interest from and including the date of such payment or disbursement to but not including the date that Harris is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the sum of the Alternate Reference Rate from time to time in effect plus 2%. Harris shall notify the Company whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided, however, that the failure of Harris to so notify the Company shall not affect the rights of Harris or the Banks in any manner whatsoever.

         2.8 Limitation on Harris's Obligations. In determining whether to pay under any Letter of Credit, Harris shall have no obligation to the Company or any Bank other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by Harris under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not impose upon Harris any liability to the Company or any Bank and shall not reduce or impair the Company's reimbursement obligations set forth in
Section 2.7 or the obligations of the Banks pursuant to Section 2.9.

         2.9 Funding by Banks to Harris. If Harris makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed Harris in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, or if any reimbursement received by Harris from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Bank shall be obligated to pay to Harris, in full or partial payment of the purchase price of its participation in such Letter of Credit, its pro rata share (according to its Percentage) of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.8), and the Agent shall promptly notify each other Bank thereof. Each other Bank irrevocably and unconditionally agrees, severally and for itself alone, to so pay to the Agent in immediately available funds for Harris's account the amount of such other Bank's Percentage of such payment or disbursement. If and to the extent any Bank shall not have made such amount available to the Agent by 2:00 P.M., Chicago time, on the Business Day on which such Bank receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Bank agrees to pay interest on such amount to the Agent for Harris's account forthwith on demand for each day from and including the date such amount was to have been delivered to the Agent to but excluding the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Alternate Reference Rate from time to time in effect. Any Bank's failure to make available to the Agent its Percentage of any such payment or disbursement shall not relieve any other Bank of its obligation hereunder to make available to the Agent such other Bank's Percentage of such payment, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent such other Bank's Percentage of any such payment or disbursement.

         2.10 Warranty. Each notice of borrowing and/or of conversion pursuant to Section 2.3 or 2.4 and the delivery of each Letter of Credit Application pursuant to Section 2.5 shall automatically constitute a warranty by the Company to the Agent and each Bank to the effect that on the date of such requested borrowing or conversion or the issuance of the requested Letter of Credit, as the case may be, (a) the warranties of the Company contained in Section 9 of this Agreement shall be true and correct as of such requested date as though made on the date thereof and (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing or will result therefrom.

         2.11 Conditions. Notwithstanding any other provision of this Agreement,
(a) no Bank shall be obligated to make any Loan, (b) no Bank shall be obligated to convert into or permit the continuation at the end of the applicable Interest Period of any Eurodollar Loan and (c) Harris shall not be obligated to issue any Letter of Credit if, in any such case, an Event of Default or Unmatured Event of Default exists or would result therefrom.

         2.12 Commitments Several. The failure of any Bank to make a requested Loan on any date shall not relieve any other Bank of its obligation to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank.

SECTION 3 NOTES EVIDENCING LOANS.

         3.1 Notes. (a) The Revolving Loans of each Bank shall be evidenced by a promissory note (as amended, supplemented, replaced or otherwise modified from time to time, individually each a "Revolving Note" and collectively for all Banks the "Revolving Notes") substantially in the form of Exhibit A-1, with appropriate insertions, dated the Effective Date (or such earlier date as shall be satisfactory to the Agent), payable to the order of such Bank in an amount equal to such Bank's Revolving Commitment (or, if less, in the aggregate unpaid principal amount of all of such Bank's Revolving Loans) in full on the Commitment Termination Date.

         (b) The Term Loan of each Bank shall be evidenced by a promissory note (as amended, supplemented, replaced or otherwise modified from time to time, individually each a "Term Note" and collectively for all Banks the "Term Notes") substantially in the form of Exhibit A-2, with appropriate insertions, dated the Effective Date (or such earlier date as shall be satisfactory to the Agent) payable to the order of such Bank in an amount equal to the amount of such Bank's Term Loan and payable in 28 consecutive quarterly installments equal to such Bank's Term Loan Percentage of (i) $625,000 in the case of the first four installments and (ii) $937,500 in the case of the remaining 24 installments. Such installments shall be payable on the last day of each March, June, September and December, commencing December 31, 1996.

         3.2 Recordkeeping. Each Bank shall record in its records the date and amount of each Loan made by such Bank, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Notes. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

SECTION 4 INTEREST

         4.1 Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

                  (a) at all times while such Loan is a Floating Rate Loan, at a rate per annum equal to the sum of the Alternate Reference Rate from time to time in effect plus the Margin from time to time in effect; and

                  (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Margin from time to time in effect;

provided, however, that at any time an Event of Default exists, the interest rate applicable to each Loan shall be increased by 2%.

         4.2 Interest Payment Dates. Accrued interest on each Floating Rate Loan shall be payable on the last day of each calendar quarter and at maturity, commencing with the first of such dates to occur after the date of such Loan. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of each Eurodollar Loan with an Interest Period in excess of three months, on each three-month anniversary of such Loan) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

         4.3 Interest Periods. Each "Interest Period" for a Eurodollar Loan shall commence on the date such Eurodollar Loan is made or converted from a Floating Rate Loan, or on the expiration of the immediately preceding Interest Period for such Eurodollar Loan, and shall end on the date which is one, two, three or six months thereafter, as the Company may specify:

                  (a) in the case of an Interest Period which commences on the date a Eurodollar Loan is made or converted from a Floating Rate Loan, in the related notice of borrowing or conversion pursuant to Section
         2.3 or 2.4, or

                  (b) in the case of a succeeding Interest Period with respect to any Eurodollar Loan, by written or telephonic notice to the Agent (which shall promptly advise each Bank thereof) not later than 12:00 noon, Chicago time, at least three Business Days prior to the first day of such succeeding Interest
         Period, it being understood that (i) each such notice shall be effective upon receipt by the Agent and (ii) if the Company fails to give such notice, such Loan shall automatically become a Floating Rate Loan at the end of its then-current Interest Period.

Each Interest Period for a Eurodollar Loan which would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). The Company may not select any Interest Period (a) for a Revolving Loan which would end after the then-scheduled Commitment Termination Date or (b) for any Term Loan if, after giving effect to such selection, the Company would have to prepay any Eurodollar Loan in order to make any scheduled prepayment of such Term Loan.

         4.4 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and each Bank. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Bank, deliver to the Company or such Bank a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

         4.5 Computation of Interest. Interest on all Loans shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Floating Rate Loan shall change simultaneously with each change in the Alternate Reference Rate.

SECTION 5 FEES.

         5.1 Non-Use Fee. The Company agrees to pay to the Agent for the account of each Bank a non-use fee for the period from and including the date of the execution and delivery of this Agreement to but excluding the Commitment Termination Date equal to the Margin multiplied by the unused amount of such Bank's Revolving Commitment without regard to any limitation on borrowings resulting from the amount of the Borrowing Base. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Commitment Termination Date, in each such case for the period then ending for which such non-use fee shall not have been theretofore paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

         5.2 Letter of Credit Fees. (a) The Company agrees to pay to the Agent for the account of the Banks pro rata according to their respective Percentages a letter of credit fee (1) in the case of each stand-by Letter of Credit, at a rate per annum equal to the Margin with respect to Eurodollar Revolving Loans multiplied by the aggregate daily average amount available to be drawn under such stand-by Letter of Credit, computed for the actual number of days elapsed on the basis of a year of 360 days, and (2) in the case of each commercial Letter of Credit, in an amount equal to Harris's standard fee with respect thereto, in each case payable in arrears on the last day of each calendar quarter and on the Commitment Termination Date for the period from and including the date of the issuance of such Letter of Credit to but excluding the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

         (b) In addition, with respect to each Letter of Credit, the Company agrees to pay to Harris such fees and expenses as Harris customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations.

         5.3 Agent's Fees. The Company agrees to pay to the Agent periodic agent's fees, in each case at such times and in such amounts as are mutually agreed upon by the Company and the Agent.

SECTION  6  REDUCTION OR TERMINATION OF THE COMMITMENTS; PREPAYMENTS.

         6.1 Reduction or Termination of the Commitments.

         6.1.1 Termination of Term Commitments. After the making of the Term Loans on the Effective Date, the Term Commitments shall be terminated in their entirety.

         6.1.2 Voluntary Reduction or Termination of Commitments. The Company may from time to time on at least five Business Days' prior written notice received by the Agent (which shall promptly advise each Bank thereof) permanently reduce the amount of the Revolving Commitments to an amount not less than the sum of (A) the aggregate unpaid principal amount of the Revolving Loans plus (B) the aggregate Stated Amount of all Letters of Credit. Any such reduction shall be in an amount not less than $1,000,000. The Company may at any time on like notice terminate the Revolving Commitments upon payment in full of all Revolving Loans and all other then-payable obligations of the Company hereunder in respect of the Revolving Commitments and cash collateralization in full, pursuant to documentation in form and substance satisfactory to the Required Banks, of all obligations arising with respect to the Letters of Credit.

         6.1.3 Reductions Pro Rata. All reductions of the Commitments shall be pro rata among the Banks according to their respective Percentages.

         6.2 Prepayments.

         6.2.1 Mandatory Prepayments. On each date on which the Revolving Commitments are reduced pursuant to Section 6.1.2, the Company shall also make a prepayment of the applicable Revolving Loans in the amount (if any) by which the outstanding principal amount of such Revolving Loans exceeds the Revolving Commitments. The Company shall make a prepayment of the Revolving Loans on each date on which the sum of (i) the aggregate principal amount of the Revolving Loans plus (ii) the aggregate Stated Amount of all Letters of Credit exceeds the Borrowing Base, in an amount equal to such excess (rounded upward, if necessary, to the nearest multiple of $100,000). In addition, the Company shall make a prepayment of the Term Loans on each of September 30, 1997 and September 30, 1998 in an amount equal to 50% of the Excess Cash for the Fiscal Year most recently ended. Any prepayment of a Term Loan shall be applied to the unpaid installments of such Term Loan in the inverse order of the maturity of such installments. Each such prepayment shall be applied, first, to the Floating Rate Loans then outstanding, second, to Eurodollar Loans having an Interest Period ending on the date of such prepayment and, then (subject to Section 8.4), to such Eurodollar Loans as the Company may specify by notice to the Agent prior to or concurrently with such prepayment (or, in the absence of such notice, to such Eurodollar Loans as the Agent may elect).

         6.2.2 Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part, provided that (a) the Company shall give the Agent (which shall promptly advise each Bank) not less than one Business Day's prior written notice thereof, specifying the Loans to be prepaid and the date and amount of prepayment, (b) any prepayment of a Eurodollar Loan prior to the end of an Interest Period therefor shall be subject to Section 8.4, (c) each partial prepayment shall be in a principal amount of at least (i) $1,000,000 and an integral multiple of $100,000, in the case of Eurodollar Loans, and (ii) $100,000 and an integral multiple of $50,000, in the case of Floating Rate Loans, (d) any prepayment of a Eurodollar Loan shall include accrued interest to the date of prepayment on the principal amount being repaid, and (e) any prepayment of a Term Loan shall be applied to the unpaid installments of such Term Loan in the inverse order of the maturity of such installments.

SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

         7.1 Making of Payments. All payments of principal of or interest on the Loans, and of all fees, shall be made by the Company to the Agent in immediately available funds at its office in Chicago not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Company hereby authorizes the Agent to charge the Company's demand deposit account no. 2708915 maintained with Harris for the amount of any such payment on the due date therefor, but the Agent's failure to so charge such account shall in no way affect the obligation of the Company to make any such payment. The Agent shall promptly remit to each Bank its share of all such payments received in collected funds by the Agent for the account of such Bank.

         All payments under Sections 8.1 and 8.4 shall be made by the Company directly to the Bank or Banks entitled thereto.

         7.2 Application of Certain Payments. Each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, as the Agent shall determine in its reasonable discretion. Concurrently with each remittance to any Bank of its share of any such payment, the Agent shall advise such Bank as to the application of such payment.

         7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Notes, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day (unless, in the case of a Eurodollar Loan, such next following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

         7.4 Setoff. The Company agrees that the Agent and each Bank have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time (i) any payment or other amount owing by the Company under this Agreement is then due to the Agent or any Bank or (ii) any Unmatured Event of Default under Section 12.1.4 or any Event of Default exists, the Agent and each Bank may apply to the payment of such payment or other amount (or, in the case of clause (ii), to any obligations of the Company hereunder, whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent or such Bank.

         7.5 Proration of Payments. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Loan (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Banks on account of principal of and interest on Loans (or such participations) then held by them (other than in respect of an Affected Loan), such Bank shall purchase from the other Banks such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

SECTION  8 INCREASED COSTS;  SPECIAL  PROVISIONS FOR EURODOLLAR
LOANS.

         8.1 Increased Costs. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

                  (A) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Eurodollar Office imposed by the jurisdiction in which such Bank's principal executive office or Eurodollar Office is located); or

                  (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank (or any Eurodollar Office of such Bank); or

                  (C) shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the Board of Governors of the Federal Reserve System, to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Notes with respect thereto, then upon demand by such Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or such reduction.

         (b) If any Bank shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Office) or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder (including, without limitation, such Bank's obligations under its Commitments) to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then from time to time, upon demand by such Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction.

         8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                  (a) deposits in Dollars (in the applicable amounts) are not being offered to the Agent in the interbank eurodollar market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate;

                  (b) Banks having an aggregate Percentage of 33% or more advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding such Loans for such Interest Period, or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the Effective Date which in the opinion of such Banks materially affects such Loans, then the Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Bank shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan.

         8.3 Changes in Law Rendering Eurodollar Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to make, maintain or fund Eurodollar Loans, then such Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Bank shall have no obligation to make or convert into Eurodollar Loans (but shall make Floating Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Banks which are not so affected, in each case in an amount equal to such Bank's applicable Percentage of all Eurodollar Loans which would be made or converted into at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Bank (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan. Each Floating Rate Loan made by a Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

         8.4 Funding Losses. The Company hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed, a copy of which shall be furnished to the Agent) the Company will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan), as reasonably determined by such Bank, as a result of (a) any payment or prepayment or conversion of any Eurodollar Loan of such Bank on a date other than the last day of an Interest Period for such Loan (including, without limitation, any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow or convert any Loans on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement.

For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

         8.5 Right of Banks to Fund through Other Offices. Each Bank may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or affiliate of such Bank to make such Loan, provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay such Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

         8.6 Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

         8.7 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Bank pursuant to Section 8.1, 8.2, 8.3 or
8.4 shall be conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit and any termination of this Agreement.

SECTION 9 WARRANTIES.

         To induce Harris to issue Letters of Credit and to induce the Agent and the Banks to enter into this Agreement and to induce the Banks to make Loans and purchase participations in Letters of Credit hereunder, the Company warrants to the Agent and the Banks that:

         9.1 Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; each Subsidiary is a corporation duly organized, validly existing and in good standing under the state of its incorporation; and each of the Company and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary.

         9.2 Authorization; No Conflict. The execution and delivery by the Company of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each Guarantor of each Loan Document to which it is a party and the performance by each of the Company and each Guarantor of its obligations under each Loan Document to which it is a party are within the corporate powers of the Company and each Guarantor, have been duly authorized by all necessary corporate action on the part of the Company and each Guarantor (including any necessary shareholder action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on the Company or any Guarantor, (b) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of the Company or any Guarantor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding on the Company, any Guarantor or any other Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of the Company, any Guarantor or any other Subsidiary (other than Liens arising under the Loan Documents).

         9.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Company is a party is, or upon the execution and delivery thereof will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and each Loan Document to which any Guarantor is a party is or upon the execution and delivery thereof by such Guarantor will be, the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

         9.4 Financial Information. The audited consolidated financial statements of the Company and its Subsidiaries at July 1, 1995 and the unaudited consolidated financial statements of the Company and its Subsidiaries at March 31, 1996, copies of which have been delivered to each Bank, have been prepared in accordance with generally accepted accounting principles and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the Fiscal Year and Fiscal Quarter then ended.

         9.5 No Material Adverse Change. Since the date of the audited consolidated financial statements described in Section 9.4, except as set forth in Exhibit Q, no event or events have occurred which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

         9.6 Litigation and Contingent Liabilities. No litigation (including, without limitation, derivative actions), arbitration proceeding or governmental proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which is reasonably likely to have a Material Adverse Effect except as set forth in Exhibit B. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 9.4 or listed in Exhibit B.

         9.7 Ownership of Properties; Liens. Each of the Company and each Subsidiary owns good and marketable title to, or a valid leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 10.7.

         9.8 Subsidiaries. The Company has no Subsidiaries except those listed in Exhibit C.

         9.9 Pension and Welfare Plans. Except as disclosed to the Banks in writing prior to the Effective Date, during the twelve-consecutive-month period prior to the Effective Date or the making of any Loan hereunder, (a) no steps have been taken to terminate any Pension Plan which would be reasonably likely to result in the Company being required to make a contribution to such Pension Plan, or incurring a liability or obligation to such Pension Plan, in excess of $250,000, and (b) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty. Except as set forth on Exhibit D, the Company has no contingent liability with respect to any post-retirement benefit under a Welfare
Plan, other than liability for continuation coverage described in Part 6 of subtitle B of title I of ERISA.

         9.10 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         9.11 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         9.12 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         9.13 Taxes. The United States federal income tax returns of the Company for the Fiscal Year ended June 30, 1991 and for all Fiscal Years ended prior to such date are "closed years" and are not subject to review by the Internal Revenue Service due to the running of the statute of limitations. The Company's tax years ended June 30, 1992, June 30, 1993, July 2, 1994 and July 1, 1995 are currently under examination by the Internal Revenue Service. The Company and each Subsidiary has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges required to be paid, except for any taxes or charges for which adequate reserves in accordance with generally accepted accounting principles have been set aside on its books.

         9.14 Solvency, etc. On the Effective Date (or, in the case of any Person which becomes a Guarantor after the Effective Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, (a) each of the Company's and each Guarantor's assets will exceed its liabilities and (b) each of the Company and each Guarantor will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

         9.15 Environmental Warranties. Except as disclosed in Exhibit E:

                  (a) all facilities and property owned or leased by the Company have been, and continue to be, owned or leased by the Company in material compliance with all Environmental Laws;

                  (b) to the best knowledge of the Company, there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Company that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                  (c) the Company has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for its business;

                  (d) no real property owned, leased or operated by the Company or any Subsidiary has ever been used (by the Company or any Subsidiary or to the best of the Company's knowledge, by any other Person) as a site for intentional disposal of any Hazardous Material or a permanent storage site for any Hazardous Material;

                  (e) except in compliance with applicable law, neither the Company nor any Subsidiary nor, to the best of the Company's knowledge, any other Person has ever caused or permitted any Hazardous Material to be treated or stored on, under or at any real property owned, leased or operated by the Company or any Subsidiary; and

                  (f) the Company has not transported or arranged for the transportation of any Hazardous Materials to any location which is listed or proposed by regulation for listing in the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, or is listed on the Comprehensive Environmental Response Compensation Liability Information System List or any similar state list or which is the subject of any federal, state or local enforcement action or other investigation which, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect.

         9.16 Information. All written information heretofore or contemporaneously herewith furnished by the Company or any Subsidiary to any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

SECTION 10 COVENANTS.

         Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

         10.1 Reports, Certificates and Other Information. Furnish to the Agent with sufficient copies for each Bank:

         10.1.1 Audit Report. (a) Promptly when available and in any event within 90 days after the close of each Fiscal Year, a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year, which audit report shall be without qualification as to going concern or scope and shall be prepared by Deloitte & Touche LLP or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Agent, together  with a written  statement  from such  auditors  to the effect  that in making the audit necessary for the signing of such audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail; and (b) promptly when available and in any event within 60 days after the close of each Fiscal Year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of earnings for the Company and its Subsidiaries for such Fiscal Year, together with a certificate of the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Company certifying that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the dates and periods indicated.

         10.1.2 Quarterly Reports. Promptly when available and in any event within 30 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter and for the corresponding Fiscal Quarter of the immediately preceding Fiscal Year, together with a certificate of the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Company, certifying that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the dates and periods indicated, subject to changes resulting from audit and normal year-end adjustments.

         10.1.3 Monthly Reports. Promptly when available and in any event within 30 days after the end of each month of each Fiscal Year (except the last month of each Fiscal Quarter), a financial report substantially in the form of the monthly reports customarily prepared by the Company as of the date of this Agreement, including, without limitation, a balance sheet and a statement of earnings for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month and for the corresponding month of the immediately preceding Fiscal Year, together with a certificate of the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Company, certifying that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the dates and periods indicated, subject to changes resulting from audit and normal year-end adjustments.

         10.1.4 Borrowing Base Certificate. Furnish to the Banks within 10 Business Days after the end of each month, a borrowing base certificate substantially in the form of Exhibit L, together with an aging of Receivables by Account Debtor (in the case of the 10 Account Debtors with the largest aggregate amount of outstanding Receivables) and in aggregate (in the case of all other Account Debtors).

         10.1.5 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and of each set of quarterly statements pursuant to Section 10.1.2, a duly completed certificate in the form of Exhibit F, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Company, containing a computation of each of the financial ratios and restrictions set forth in this
Section 10 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

         10.1.6 Reports to SEC and to Shareholders. Promptly upon the filing or sending thereof, a copy of (a) any annual, periodic or special report or registration statement (inclusive of exhibits thereto other than those exhibits incorporated by reference therein) filed with the SEC or any securities exchange and (b) any report, proxy statement or other communication to the Company's shareholders generally.

         10.1.7 Notice of Default, Litigation and ERISA Matters. Promptly (and in any event within three Business Days (or, in the case of clause (a) below, one Business Day)) after any officer of the Company learns of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto: (a) the occurrence of an Event of Default or an Unmatured Event of Default; (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which has had or is reasonably likely to have a Material Adverse Effect; (c) any material adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed pursuant to clause (b); (d) the institution of any steps by the Company, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit; and (e) the occurrence of any other event or circumstance which has had or is reasonably likely to have a Material Adverse Effect.

         10.1.8 Subsidiaries. Promptly upon the occurrence thereof, a written report of any change in the list of its Subsidiaries attached as Exhibit C.

         10.1.9 Management Reports. Promptly upon the request of the Agent or any Bank, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with any annual or interim audit made by such auditors of the books of the Company.

         10.1.10 Other Information. Promptly from time to time, such other information concerning the Company and its Subsidiaries as any Bank or the Agent may reasonably request.

         10.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with generally accepted accounting principles; permit, and cause each Subsidiary to permit, on reasonable notice and at reasonable times and intervals (or at any time without notice during the existence of an Event of Default) any Bank or the Agent or any representative thereof to inspect the properties and operations of the Company and of such Subsidiary; and permit, and cause each Subsidiary to permit, on reasonable notice and at reasonable times and intervals (or at any time without notice during the existence of an Event of Default) any Bank or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Agent or any representative thereof), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records.

         10.3 Insurance. Maintain, and cause each Subsidiary to maintain, with reputable, financially sound insurance companies, insurance to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated (and, in any event, such insurance as may be required by any law or governmental regulation or any court order or decree); and, upon request of the Agent or any Bank, furnish to the Agent or such Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries.

         10.4 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders the noncompliance with which would be reasonably likely to have a Material Adverse Effect; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property; provided, however, that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles.

         10.5 Maintenance of Existence, etc. Maintain and preserve, and cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its incorporation and (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary.

         10.6 Financial Covenants.

         10.6.1 Minimum Net Worth. Not permit Net Worth at any time to be less than (a) $27,500,000 plus (b) 50% of Consolidated Net Income for the period beginning June 30, 1996 and ending on the last day of the most recently ended Fiscal Quarter (excluding any loss for any Fiscal Quarter in such period).

         10.6.2 Minimum Interest Coverage. Not permit the Interest Coverage Ratio for any Computation Period, beginning with the Computation Period ending September 30, 1996, to be less than (i) 1.75 to 1.00 for each Computation Period ending prior to June 30, 1997, (ii) 2.0 to 1.00 for each Computation Period ending on or after June 30, 1997 but prior to June 30, 1998, and (iii) 2.50 to
1.00 for each Computation Period ending on or after June 30, 1998.

         10.6.3 Debt Ratio. Not permit the Debt Ratio as of the end of any Fiscal Quarter to exceed (i) in the case of any Fiscal Quarter ending on or before March 31, 1997, 3.75 to 1.00, (ii) in the case of any Fiscal Quarter ending after March 31, 1997 but on or before March 31, 1998, 3.125 to 1.00, and
(iii) in the case of any Fiscal Quarter ending after March 31, 1998, 2.50 to 1.00.

         10.7 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety and appeal bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves; (c) Liens identified on Exhibit G; (d) Liens in respect of Capital Leases entered into in connection with, or any Lien arising in connection with, the acquisition of Capital Expenditures permitted hereunder and attaching only to the property being acquired, if the Debt secured thereby does not exceed $3,000,000 in the aggregate for all such Debt of the Company and all Subsidiaries at any one time outstanding; (e) attachments, judgments and other similar Liens, for sums not exceeding $500,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings; (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole; (g) Liens in favor of the Agent arising under the Loan Documents; (h) Liens securing obligations of a Subsidiary to the Company or to a wholly-owned Subsidiary; and (i) extensions, renewals or replacements of any Lien permitted by the foregoing provisions of this Section 10.7, but only if the principal amount of the Debt secured thereby immediately prior to such extension, renewal or replacement is not increased and such Lien is not extended to any other property.


         10.8 Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except (a) obligations arising under the Loan Documents; (b) Debt in respect of Liens permitted pursuant to Section 10.7(d); (c) Debt of Subsidiaries to the Company or to other Subsidiaries; (d) liabilities in respect of Hedging Agreements entered into by the Company or any Subsidiary; (e) Contingent Liabilities in respect of any obligation of the Company or any Subsidiary permitted under this Agreement; (f) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with
Section 10.4; (g) Debt in respect of judgments or awards not constituting an Event of Default under Section 12.1.8; (h) other Debt outstanding on the date hereof and listed in Exhibit H or hereafter incurred in connection with Liens permitted by Section 10.7, (i) other Debt at any time outstanding, in addition to Debt permitted by clauses (a) through (h), not exceeding $1,000,000 at any time outstanding, and (j) extensions, renewals and refinancings of any Debt described in clauses (b), (h) or (i) so long as the principal amount thereof is not increased and is on terms, in the aggregate, not materially less favorable to the Company or such Subsidiary than the terms of such Debt prior to such extension, renewal or refinancing.

         10.9 Guaranties. Not, and not permit any Subsidiary to, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply any assets, goods or services, or otherwise) for, any obligations of any other Person, except for (i) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order and
(ii) the Guaranty.

         10.10 Mergers and Consolidations; Acquisitions. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except (a) any such merger or consolidation of or by any wholly-owned Subsidiary into the Company or any Guarantor, (b) any such purchase or other acquisition by the Company or any Guarantor of the assets or stock of any wholly-owned Subsidiary, and (c) any other merger, purchase or acquisition by the Company provided that (i) in the case of any such merger, the Company is the surviving entity, (ii) the consideration (including, without limitation, any Debt assumed by the Company in connection with such merger, purchase or acquisition but less any cash acquired by the Company in connection with any such merger, purchase or acquisition) paid for such stock or assets or in connection with such merger shall not exceed $3,000,000 in the aggregate for all such mergers, purchases and acquisitions in any Fiscal Year and $5,000,000 in the aggregate for all such mergers, purchases and acquisitions during the term of this Agreement, and (iii) no Event of Default or Unmatured Event of Default exists or would result therefrom.

         10.11 Asset Dispositions. Not, and not permit any Subsidiary to, sell, transfer, convey, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets, or sell, assign, pledge or otherwise transfer any receivables, contract rights, general intangibles, chattel paper or instruments, with or without recourse, except the disposition of inventory or obsolete assets in the ordinary course of business consistent with past practices.

         10.12 Capital Expenditures. Not, and not permit any Subsidiary to, make or commit to make any Capital Expenditure in any Fiscal Year unless, after giving effect to such Capital Expenditure, the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries during such Fiscal Year (less, in the case of Capital Expenditures incurred to replace existing equipment of the Company or any Subsidiary, an amount equal to the amount of proceeds received by the Company or such

Subsidiary from the sale of such replaced equipment within six months of the acquisition of such replacement equipment) shall not exceed (a) $2,500,000 in Fiscal Year 1997 and (b) $3,500,000 for each Fiscal Year thereafter.

         10.13 Restricted Payments. Not, and not permit any Subsidiary to, (a) declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, options or other rights in respect of such stock, (c) make any other distribution to shareholders (other than the issuance of stock, or options in respect thereof, to directors, officers and employees), (d) prepay, purchase or redeem any subordinated Debt or (e) set aside funds for any of the foregoing (any of the foregoing, a "Restricted Payment"); provided that (i) any Subsidiary may declare and pay dividends to the Company or to another wholly-owned Subsidiary; and (ii) so long as (x) no Event of Default or Unmatured Event of Default exists or would result therefrom, (y) the Debt Ratio is less than 2.50 to 1.00 as of the last day of the Fiscal Quarter most recently ended and (z) after giving effect to such Restricted Payment, the sum of all Restricted Payments made since the Effective Date will be equal to or less than the sum of (A) 50% of Excess Cash for the period from the first date on which the Debt Ratio was less than 2.50 to
1.00 to the last day of the Fiscal Quarter most recently ended plus (B) the aggregate net cash proceeds from the issuance of common stock by the Company since the Effective Date, then the Company may make any Restricted Payments.

         10.14 Modification of Organizational Documents. Not permit the Certificate of Incorporation, By-Laws or other organizational documents of the Company or any Subsidiary to be amended or modified in any way which would materially adversely affect the interests of the Banks.

         10.15 Use of Proceeds. Use the proceeds of the Loans solely for general corporate purposes and to repay Debt to be Repaid; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

         10.16 Further Assurances. Take, and cause each Subsidiary to take, such actions as the Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (i) the obligations of the Company hereunder and under the other Loan Documents are secured by substantially all of the assets of the Company and guarantied by all Subsidiaries of the Company (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) and (ii) the obligations of each Subsidiary under the Guaranty are secured by substantially all of the assets of such Subsidiary.

         10.17 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

         10.18 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in compliance with all applicable requirements of law and regulations.

         10.19 Lease Rentals. Not, and not permit any Subsidiary to, enter into, or permit to remain in effect any operating lease for the leasing by it as lessee of any real or personal property (or any interest therein) which requires the payment by the Company and its Subsidiaries of amounts of rental in excess of an aggregate, for all such leases of the Company and its Subsidiaries at any one time outstanding, of $2,500,000 in any Fiscal Year.

         10.20 Environmental Covenants.

         10.20.1 Environmental Response Obligation. (a) Comply, and cause each Subsidiary to comply, with any Federal or state judicial or administrative order requiring the performance at any real property owned, operated or leased by the Company or any Subsidiary of activities in response to the release or threatened release of a Hazardous Material, except for the period of time that the Company or such Subsidiary is diligently in good faith contesting such order; (b) notify the Agent and each Bank within ten days of the receipt of any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the release or threatened release of a Hazardous Material; and
(c) notify the Agent and each Bank within ten days of any release, threat of release, or disposal of Hazardous Material reported by the Company or any Subsidiary to any governmental or regulatory authority at any real property owned, operated, or leased by the Company or any Subsidiary.

         10.20.2 Environmental Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all material Environmental Laws; (b) without limiting clause (a), not commence disposal of any Hazardous Material into or onto any real property owned, operated or leased by the Company or any Subsidiary; and (c) without limiting clause (a), not allow any Lien imposed pursuant to any law, regulation or order relating to Hazardous Materials or the disposal thereof to remain on any real property owned, operated or leased by the Company or any Subsidiary.

         10.21 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         10.22 Maintenance of Properties. Maintain, and cause each of its Subsidiaries to maintain, its equipment, improvements and other property in good repair, working order and condition, ordinary wear and tear excepted, and will make, and cause each Subsidiary to make, such repairs, replacements and additions as may be necessary to maintain such condition.

         10.23 Investments. The Company will not, nor will it permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Exhibit P;

                  (b)  Cash Equivalent Investments;

                  (c) Investments by the Company in its Subsidiaries or by any Subsidiary in any other Subsidiary, in the form of contributions to capital or loans or advances; provided that, immediately before or after giving effect to such Investment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

                  (e)  loans or advances made by any Subsidiary to the Company;
         and

                  (f) advances not to exceed, in the aggregate for the Company and all Subsidiaries at any one time outstanding, $250,000 to officers and employees in connection with travel, housing and other expenses in the ordinary course of business.

         10.24 Interest Rate Protection. Within 30 days after the Effective Date, enter into and maintain one or more interest rate swaps, interest rate caps or similar arrangements with counterparties reasonably acceptable to the Agent, which arrangements will ensure that the effective interest rate (after taking account of such arrangements) will not exceed 10% per annum with respect to not less than $12,500,000 of the Term Loans at any time prior to June 30, 1998.

         10.25 Hedging Agreements. Not, and not permit any Subsidiary to, enter into any Hedging Agreement other than any Hedging Agreement required to be entered into pursuant to Section 10.24.

         10.26 Other Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would restrict the ability of the Company or any Subsidiary to grant a Lien on any of its assets or which would be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document.

SECTION 11 CONDITIONS TO EFFECTIVENESS; CONDITIONS OF LENDING.

         The effectiveness of this Agreement and the obligation of each Bank to make any Loan and of Harris to issue any Letter of Credit is subject to the following conditions precedent:

         11.1 Effective Date. The effectiveness of this Agreement is subject to the conditions precedent and concurrent (and the date on which all such conditions precedent and concurrent have been satisfied or waived in writing by the Banks is called the "Effective Date") that the Agent shall have received, on or prior to the Effective Date, all of the following, each duly executed and dated the Effective Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Bank:

         11.1.1 Notes. The Notes.

         11.1.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each Guarantor authorizing or ratifying the execution, delivery and performance by such Guarantor of each Loan Document to which such Guarantor is a party.

         11.1.3 Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance of the Loan Documents by the Company and each Guarantor.

         11.1.4 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary of the Company and each Guarantor certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

         11.1.5 Guaranty. A guaranty (as amended or otherwise modified from time to time, the "Guaranty"), substantially in the form of Exhibit K, executed by each Guarantor.

         11.1.6 Security Agreement. A security agreement, substantially in the form of Exhibit M, issued by the Company and each Guarantor (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), together with evidence, satisfactory to the Agent, that substantially all filings necessary to perfect the Agent's Lien on any collateral granted under the Security Agreement have been duly made and are in full force and effect.

         11.1.7 Pledge Agreements. (a) A pledge agreement, substantially in the form of Exhibit N-1, issued by the Company (as amended or otherwise modified from time to time, the "Company Pledge Agreement").

         (b) A pledge agreement substantially in the form of Exhibit N-2, issued by Niemand Holdings, Inc. (as amended or otherwise modified from time to time, the "Subsidiary Pledge Agreement").

         11.1.8 Mortgages. Mortgages, each in form and substance satisfactory to the Agent (and together with such other documents, such as surveys, title reports and title insurance policies, as the Agent may reasonably request), with respect to the real property of the Company and the Guarantors listed in Exhibit O.

         11.1.9 Evidence of the Payment of Debt to be Repaid; Releases. Evidence that all Debt to be Repaid, together with all interest, all prepayment premiums (if any) and all other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from the proceeds of the initial Loans), together with all releases and other instruments necessary to release all Liens securing payment of any such Debt to be Repaid.

         11.1.10  Insurance   Certificate.   A  certificate   setting  forth  in
reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries.

         11.1.11 Opinions of Counsel for the Company and the Guarantors. The opinions of (a) Kohrman Jackson & Krantz, counsel to the Company and the Guarantors, substantially in the form of Exhibit I-1, (b) Robinson, Bradshaw & Hinson, P.A., North Carolina counsel to the Company and the Guarantors, substantially in the form of Exhibit I-2, (c) Dunmire, Fisher & Hastings, Nebraska counsel to the Company and the Guarantors, substantially in the form of
Exhibit I-3, (d) Lewis & Kappes, Indiana counsel to the Company and the Guarantors, substantially in the form of Exhibit I-4, and (e) Robison & Belser, P.A., Alabama counsel to the Company and the Guarantors, substantially in the form of Exhibit I-5.

         11.1.12 Other. Such other documents as the Agent or any Bank may reasonably request.

         11.2 All Loans and Letters of Credit. The obligation of each Bank to make each Loan and of Harris to issue each Letter of Credit is subject to the following further conditions precedent that:

         11.2.1 No Default, etc. (a) No Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of such Loan or the issuance of such Letter of Credit, (b) the warranties of the Company contained in Section 9 are true and correct as of the date of such requested Loan or Letter of Credit, with the same effect as though made on such date and
(c) since the date of the audited consolidated financial statements described in
Section 9.4 or, if later, the date of the most recent financial statements delivered to the Banks pursuant to Section 10.1.1, 10.1.2, or 10.1.3, no event has occurred or condition exists that results in a Material Adverse Effect.

         11.2.2 Confirmatory Certificate. The Agent shall have received (in sufficient counterparts to provide one to each Bank), if requested by the Agent or any Bank, a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Agent or any Bank may reasonably request in support thereof.

SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT.

         12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

         12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fees, reimbursement obligation with respect to any Letter of Credit or other amounts payable by the Company hereunder or under any other Loan Document.

         12.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all Debt so affected) exceeding $1,000,000 and such default shall
(a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

         12.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services (except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and all necessary reserves, if any, have been made in respect of such default) if, in the reasonable judgment of the Required Banks, such default has had, or is reasonably likely to have, a Material Adverse Effect.

         12.1.4 Bankruptcy, Insolvency, etc. The Company or any Guarantor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Guarantor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Guarantor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Guarantor or for a substantial part of the property of any thereof and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Company or any Guarantor, and if such case or proceeding is not commenced by the Company or such Guarantor, it is consented to or acquiesced in by the Company or such Guarantor, or remains for 30 days undismissed; or the Company or any Guarantor takes any corporate action to authorize, or in furtherance of, any of the foregoing.

         12.1.5 Non-Compliance with Provisions of This Agreement. Failure by the Company to comply with or to perform any covenant set forth in Sections 10.6 through 10.15, Section 10.19 and Section 10.23 or failure by the Company to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this
Section 12) and continuance of such failure for 30 days after notice thereof to the Company from the Agent or any Bank.

         12.1.6 Warranties. Any warranty made by the Company or any Guarantor herein or in any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Guarantor to the Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

         12.1.7 Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $500,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

         12.1.8 Judgments. Final judgments which exceed an aggregate of $1,000,000 (excluding any portion thereof which is covered by insurance so long as the insurer is reasonably likely to be able to pay and has accepted a tender of defense and indemnification without reservation of rights) shall be rendered against the Company or any Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

         12.1.9 Invalidity of Guaranty, etc. The Guaranty shall cease to be in full force and effect with respect to any Guarantor, any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Guaranty, or any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Guarantor.

         12.1.10 Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect with respect to the Company or any Guarantor, the Company or any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document to which such entity is a party, or the Company or any Guarantor (or any Person by, through or on behalf of the Company or such Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

         12.1.11 Change of Control. A Change of Control shall have occurred.

         12.2 Effect of Event of Default.  If any Event of Default  described in
Section 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Notes and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to deliver to the Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Agent may (and upon written request of the Required Banks shall) declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Notes and all other obligations hereunder to be due and payable and/or demand that the Company immediately deliver to the Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Notes and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the Agent cash collateral in an amount equal to the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or
Section 12.1.4 may be waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Banks. Any cash collateral delivered hereunder shall be held by the Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may direct.

SECTION 13 THE AGENT.

         13.1 Authorization. Each Bank authorizes the Agent to act on behalf of such Bank to the extent provided herein or in any other Loan Document or any other document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto.

         13.2 Indemnification. Each Bank agrees to reimburse and indemnify the Agent for, and hold the Agent harmless against, a share (determined in accordance with the percentage which (x) the sum of (A) the participations in all Letters of Credit of such Bank plus (B) the principal amount of the Loans of such Bank is of (y) the sum of (A) the Stated Amount of all Letters of Credit plus (B) the aggregate principal amount of all Loans) of any loss, damage, penalty, action, judgment, obligation, cost, disbursement, liability or expense (including attorneys' fees) incurred without gross negligence or willful misconduct on the part of the Agent arising out of or in connection with the performance of its obligations or the exercise of its powers hereunder or under any other Loan Document or any other document or instrument delivered hereunder or in connection herewith, as well as the costs and expenses of defending against any claim against the Agent arising hereunder or thereunder.

         13.3 Exculpation. The Agent shall be entitled to rely upon advice of counsel concerning legal matters, and upon this Agreement, any other Loan Document and any schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper person. Neither the Agent nor any of its directors, officers, employees or agents shall (i) be responsible for any recital, representation or warranty contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement, any other Loan Document or any other instrument or document delivered hereunder or in connection herewith, (ii) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any collateral security,
(iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Company or any other obligor of its obligations, or (iv) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity.

         13.4 Credit Investigation. Each Bank acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had such Bank's Commitments been granted, the Letters of Credit been issued and such Bank's Loans been made directly by such Bank to the Company without the intervention of the Agent or any other Bank. Each Bank agrees and acknowledges that the Agent makes no representation or warranty about the creditworthiness of the Company or any other party to this Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of this Agreement or any other Loan Document or the value of any security therefor.

         13.5 Agent and Affiliates. The Agent in its individual capacity shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from and generally engage in any kind of business with the Company or any Affiliate thereof as if the Agent were not the Agent hereunder.

         13.6 Action on Instructions of the Required Banks. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of any Loan Document or collection of the Loans), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall in all cases be fully protected in acting or refraining from acting upon the written instructions from (i) the Required Banks, except for instructions which under the express provisions hereof must be received by the Agent from all Banks, and (ii) in the case of such instructions, from all Banks. In no event will the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Loan Document or applicable law. The relationship between the Agent and the Banks is and shall be that of agent and principal only and nothing herein contained shall be construed to constitute the Agent a trustee for any Bank or any holder of a participation in any Loan nor to impose on the Agent duties and obligations other than those expressly provided for herein.

         13.7 Funding Reliance. (a) Unless the Agent receives notice from a Bank by 11:00 a.m., Chicago time, on the day of a proposed borrowing that such Bank will not make available to the Agent the amount which would constitute its Percentage of such borrowing in accordance with Section 2.3, the Agent may assume that such Bank has made such amount available to the Agent and, in reliance upon such assumption, make a corresponding amount available to the Company. If and to the extent such Bank has not made any such amount available to the Agent, such Bank and the Company jointly and severally agree to repay such amount to the Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such borrowing (or, in the case of any Bank which repays such amount within three Business Days, the Federal Funds Rate). Nothing set forth in this clause (a) shall relieve any Bank of any obligation it may have to make any Loan hereunder.

         (b) Unless the Agent receives notice from the Company prior to the due date for any payment hereunder that the Company does not intend to make such payment, the Agent may assume that the Company has made such payment and, in reliance upon such assumption, make available to each Bank its share of such payment. If and to the extent that the Company has not made any such payment to the Agent, each Bank which received a share of such payment shall repay such share (or the relevant portion thereof) to the Agent forthwith on demand, together with interest thereon at the Federal Funds Rate. Nothing set forth in this clause (b) shall relieve the Company of any obligation it may have to make any payment hereunder.

         13.8 Resignation. The Agent may resign as such at any time upon at least 30 days' prior notice to the Company and the Banks. In the event of any such resignation, the Required Banks shall as promptly as practicable appoint a successor Agent. If no successor shall have been so appointed, and shall have accepted such appointment, within 30 days after the giving of notice of such resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America having a combined capital, surplus and undivided profits of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any resignation pursuant to this Section 13.8, the provisions of this Section 13 shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was Agent hereunder.

SECTION 14 GENERAL.

         14.1 Waiver; Amendments. No delay on the part of the Agent or any Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Banks having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (i) extend or increase the amount of the Commitments, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, or (iv) change the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Banks. No provisions of Section 13 shall be amended, modified or waived without the consent of the Agent.

         14.2 Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

         14.3 Notices. Except as otherwise provided in Sections 2.3, 2.4 and 4.3, all notices hereunder shall be in writing (including, without limitation, facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other parties hereto, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been given when received. For purposes of Sections 2.3, 2.4, 2.5 and 4.3, the Agent shall be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent and each Bank harmless from any loss, cost or expense resulting from any such reliance.

         14.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Company's audited financial statements for the 1995 Fiscal Year.

14.5 Regulation U. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

         14.6 Costs, Expenses and Taxes. The Company agrees to pay on demand (a) all reasonable out-of-pocket costs and expenses of the Agent (including the fees and charges of counsel for the Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including, without limitation, any amendment, supplement or waiver to any Loan Document), and (b) all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, court costs and other legal expenses) incurred by the Agent and each Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. Each Bank agrees to reimburse the Agent for such Bank's pro rata share (based on its respective Percentage) of any such costs and expenses of the Agent not paid by the Company. In addition, the Company agrees to pay, and to save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this Section 14.6 shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

         14.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

         14.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         14.9 Assignments; Participations.

         14.9.1 Assignments. Any Bank may, with the prior written consent of the Company (which consent shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more commercial banks or other Persons (any
Person to whom such an assignment and delegation is to be made being herein called an "Assignee"), all or any fraction of such Bank's Loans and Commitments (which assignment and delegation shall be of an equal percentage of each of such Bank's Loans and Commitments and shall be of a constant, and not a varying, percentage of all the assigning Bank's Loans and of such Bank's obligations in respect of its Commitments) in a minimum aggregate amount equal to the lesser of
(i) the assigning Bank's remaining Loans and (to the extent not used) Commitments and (ii) $5,000,000; provided, however, that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under
Section 8 to the Assignee than the Company is then obligated to pay to the assigning Bank under such Section, (b) after giving effect to any such assignment, no Bank shall have a Total Percentage of less than one seventh, and (c) the Company and the Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

                  (x) five Business Days (or such lesser period of time as the Agent and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Bank and the Assignee,

                  (y) the assigning Bank and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit J (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Company and the Agent, and

                  (z) the assigning Bank or the Assignee shall have paid the Agent a processing fee of $3,000.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Bank hereunder, and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after the effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and the assigning Bank, as applicable) a new Revolving Note in the principal amount of the Assignee's Revolving Commitment and a new Term Note in the principal amount of the Assignee's Term Loan and, if the assigning Bank has retained any Revolving Commitment or Term Loan hereunder, a replacement Revolving Note in the principal amount of the Revolving Commitment retained by the assigning Bank and a replacement Term Note in the principal amount of the assigning Bank's retained Term Loan (such Notes to be in exchange for, but not in payment of, the predecessor Notes held by such assigning Bank). Each such Note shall be dated the effective date of such assignment. The assigning Bank shall mark the predecessor Notes "exchanged" and deliver them to the Company. Accrued interest on that part of any predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of any predecessor Note not being assigned shall be paid to the assigning Bank. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.

         Notwithstanding the foregoing provisions of this Section 14.9.1 or any other provision of this Agreement, any Bank may at any time assign all or any portion of its Loans and its Notes to a Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder).

         14.9.2 Participations. Any Bank may, with the prior written consent of the Company (which consent shall not be unreasonably delayed or withheld), at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Bank, the Notes held by such Bank, the Commitments of such Bank, the direct or participation interest of such Bank in any Letter of Credit or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Bank of a participating interest to a Participant,
(x) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (y) the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Bank had not sold such participation and shall be paid directly to such Bank. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the penultimate sentence of Section 14.1. Each Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Banks, and the

Banks agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of
Section 8 as if it were a Bank (provided that no Participant shall receive any greater compensation pursuant to Section 8 than would have been paid to the participating Bank if no participation had been sold).

         14.10 Governing Law. This Agreement and each Note shall be a contract made under and governed by the internal laws of the State of Illinois. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent and the Banks expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         14.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all of the parties hereto shall have been lodged with the Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Agent shall have received confirmation from such Bank of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the date hereof, and at such time the Agent shall notify the Company and each Bank.

         14.12 Successors and Assigns. This Agreement shall be binding upon the Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the permitted successors and assigns of the Banks and the Agent.

         14.13 Indemnification by the Company.

         (a) In consideration of the execution and delivery of this Agreement by the Agent and the Banks and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Agent, each Bank and each of the officers, directors, employees and agents of the Agent and each Bank (collectively the "Bank Parties" and individually each a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and charges (collectively therein called the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans or (ii) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Bank Parties, except for any such Indemnified Liabilities arising on account of such Bank Party's bad faith, gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Nothing set forth above shall be construed to relieve any Bank Party from any obligation it may have under this Agreement.

         (b) Without limiting the provisions of clause (a) above, the Company agrees to reimburse each Bank Party against any and all losses, claims, damages, penalties, judgments, liabilities and expenses (including reasonable attorneys' and consultant's fees) which any Bank Party may pay, incur or become subject to arising out of or relating to the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Material at any real property owned or leased by the Company or any Subsidiary or used by the Company or any Subsidiary in its business or operations, except to the extent caused by the acts or omissions of such Bank Party.

         (c) All obligations provided for in this Section 14.13 shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

         14.14 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL

BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE COMPANY, THE AGENT AND EACH BANK HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE COMPANY, THE AGENT AND EACH BANK FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         14.15 Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         14.16 References to Banks and Agent. So long as this Agreement has not been amended by the Company and Harris to add additional parties hereto, references in this Agreement and any instrument or document executed in connection herewith to the "Banks" or the "Required Banks" shall be deemed to refer to Harris and references to the "Agent" shall be deemed to be references to Harris in its individual capacity as the sole Bank hereunder.

Delivered at Chicago, Illinois, as of the day and year first above written.

                                      GIBRALTAR PACKAGING GROUP, INC.


                                      By __/s/ W E Rose
                                         Title: __President_

                                      274 Riverside Avenue
                                      Westport, Connecticut  16880
                                      Attention:  John W. Lloyd
                                      Facsimile:  (203) 227-0887


                                      HARRIS TRUST AND SAVINGS BANK,
                                      individually and as Agent


                                         By  /s/ John M. Dillon_____
                                                  Vice President

                                         111 West Monroe Street
                                         Chicago, Illinois  60690
                                         Attention:  John M. Dillon
                                         Facsimile:  (312) 461-2591